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                                                                    EXHIBIT 10.9


CONFIDENTIAL TREATMENT*
* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.
BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.


                               MARKETING AGREEMENT

         THIS MARKETING AGREEMENT (the "Agreement") is made this 22nd day of July 1997 by and between NFRONT, Inc. ("nFront"), a Georgia corporation having its principal offices at 1551 Jennings Mill Road, Suite 800A, Bogart, Georgia 30622 and SPARAK ("Reseller"), a North Dakota corporation having its principal offices at 1322 Gateway Drive, Fargo, North Dakota 58103.

                              W I T N E S S E T H:

         WHEREAS, nFront is in the business of providing home banking and bill payment services through the Internet to customers of banks and other financial institutions;

         WHEREAS, Reseller is in the business of providing transaction processing and other administrative and computer processing services to banks and financial institutions;

         WHEREAS, Reseller desires to offer to its Customer Base (as hereinafter defined) and potential customers Internet home banking capabilities;

         WHEREAS, nFront desires Reseller to offer nFront's proprietary Internet home banking system as more fully described in Exhibit A attached hereto (the "nHome System") to Reseller's Customer Base and to potential Bank customers of Reseller.


         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:


         (a) "Agreement" means this agreement, together with all exhibits and schedules hereto now or hereafter signed by Reseller and nFront (all of which are herein incorporated by reference), as the same may be modified, amended or supplemented from time to time.

         (b) "Bank" means banks and other financial institutions that offer banking services to the general public.

         (c) "Customer Base" means those customers listed on Exhibit B attached hereto and any other Banks who become customers of Reseller during the Term.

         (d) "Documentation" means that portion of the nHome System that provides installation and operating instructions for use of the nHome System.


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         (e) "End-User" means the ultimate user of the nHome System.

         (f) "Generic Hardware" means computer equipment and configurations thereof that meets the specifications provided by nFront for use with the nHome System.

         (g) "nHome System" shall have the meaning set forth in the fourth recital hereof and shall also include all future improvements, enhancements and modifications thereof, and all releases and upgrades related thereto.

         (h) The terms "sale" and "resale" and any grammatical variant thereof shall include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals, leases or licenses of software to Banks, and any other arrangement whereby the nHome System is placed at the disposal of the Banks.

         (j) "Software" means that portion of the nHome System that is comprised of computer applications programs intended to be processed on the central processing unit of Generic Hardware.

         (k) "Term" shall have the meaning set forth in Section 8.1 hereof.

                                   ARTICLE II

                              Reseller Appointment

2.1 Appointment. During the Term, nFront hereby grants to Reseller (a) the exclusive right to market the nHome System to its Customer Base and (b) the non-exclusive right to market the nHome System to potential Bank customers of Reseller, and Reseller hereby accepts such appointment. There are no geographic restrictions on where Reseller may market the nHome System. Reseller understands, acknowledges and agrees that this appointment is non-exclusive as to both the nHome System and geographic area and that nFront may appoint more than one reseller in any given geographic area to sell and market the same nHome System as any other reseller. nFront expressly reserves the right to sell and deliver the nHome System to any other entity, including Banks. Notwithstanding the immediately preceding sentence, for so long as Reseller is actively marketing the nHome System to its Customer Base, nFront agrees that it will not contact those Banks that are included in the Customer Base as of the date hereof. nFront reserves the right to review the status of Reseller's marketing efforts to the Customer Base on a quarterly basis, and if it determines, in the exercise of its reasonable discretion, that Reseller is not making reasonable efforts to market the nHome System to the Customer Base, the restrictions set forth in the immediately preceding sentence shall no longer apply. Unless otherwise set forth on Exhibit C attached hereto or hereafter as consented to in writing by nFront, Reseller shall sell the nHome System only to Banks, and shall not sell the nHome System to other parties providing core processing services to Banks, or to Bank service bureaus, software providers, other resellers of automated bank services or to any other buyer who intends, directly or indirectly, to resell the nHome System. Reseller has no authority to appoint any associate resellers or subdealers of the nHome System without nFront's consent.

2.2 Relationship between nFront and Reseller. Reseller shall conduct its business in the purchase and resale of nHome System as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and Reseller, including, but not limited to that of joint ventures, partners or associates. Reseller is granted no right or authority hereunder to assume or create any obligation or responsibility for or on behalf of nFront or otherwise to bind or to use nFront's name other than as may be expressly authorized by nFront.

                                   ARTICLE III

              Sales, Service, and Training and Related Obligations

3.1 Selling and Promotion. Reseller shall use its best efforts to sell and promote the sale of the nHome System within the territory, which best efforts shall include, but not be limited to, promotion of the nHome System to the Customer Base and prompt performance of all of its obligations under this Agreement.



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3.2          Staffing and Training. Reseller shall appoint its technically suitable employees to sell the nHome System, and provide Bank and End-User support. Reseller shall, at its sole cost and expense, send the appropriate sales, technical and training personnel to such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, require. nFront shall provide periodic routine consultation and advice to Reseller in connection with Reseller's sales and service hereunder and shall provide (a) technical, specification and sales advice, (b) assistance and advice concerning promotional and training programs, and (c) suggestions for new applications for the nHome System at Reseller's cost. nFront shall furnish Reseller with a reasonable supply of price lists, sales literature, catalogues, specifications for Generic Hardware, Documentation and advisory assistance with respect to installing the nHome System. All proprietary demonstration equipment, manuals, instruction books, contract forms, sales and promotional materials, Documentation and similar material furnished to Reseller by nFront, whether furnished free of charge or not, shall remain the property of nFront and upon request shall be returned to nFront by Reseller.

3.3 Installation and Training. Reseller acknowledges, understands and agrees that the nHome System that it shall provide to Banks shall remain resident on nFront's servers, and that such Banks shall, through Reseller, gain access to the nHome System upon purchase. nFront shall be responsible for systems maintenance of the nHome System resident on its servers. Reseller hereby agrees that it shall provide installation, training, maintenance and Bank and End-User support services to Banks and shall provide such services in respect of the nHome System as used by any such Banks who purchase access to the nHome System from Reseller. Reseller may charge any such Bank a reasonable fee for providing such services. Installation and training services shall include, but not be limited to, setting up and installing nHome System access on the Bank's Generic Hardware, providing Documentation as appropriate to Bank personnel, giving operating and maintenance instructions to the Bank's technical support staff, training the Bank's professional staff in the use of the nHome System, and making necessary adjustments at the time of delivery and installation and at such subsequent times as may be necessary to ensure proper and efficient operation of the nHome System on the Bank's Generic Hardware. Reseller shall employ personnel who have received all necessary and appropriate training to provide installation and Bank training services. Reseller shall use its best efforts to handle satisfactorily all matters related to the installation and initial training of Bank personnel in the use of the nHome System, and shall report promptly to nFront each complaint received by Reseller relating to nHome System which the Reseller cannot remedy. If the Reseller's installation and training obligations hereunder are not discharged properly by Reseller, nFront, in its sole discretion, may discharge such obligations directly or through third-parties, and Reseller agrees to reimburse nFront upon demand for all reasonable costs and expense incurred by nFront in connection therewith.

3.4 Reseller Promotional Activity. nFront shall not share in the expense of any advertising or promotional activities by Reseller or other sales promotion projects except by express agreement in writing. All materials prepared by Reseller that promote the nHome System, including, but not limited to, any materials that include any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by nFront or any of its affiliates shall be approved in writing by nFront prior to use.

3.5 Reseller Recordkeeping. Reseller shall keep records of its business relating to the nHome System as may be reasonably required by nFront. nFront or its authorized representative may, from time to time during regular business hours, examine such records and Resellers accounts relating to the sale and servicing of the nHome System. Within a reasonable period after the close of each of the parties' fiscal years, Reseller and nFront shall submit to each other a copy of its representative financial statements for such fiscal year.

                                   ARTICLE IV

                               Conditions of Sale

4.1 Pricing and Payment. The price for access to the nHome System to the Banks and the processing fees for transactions thereunder shall be as set forth in Exhibit D attached hereto. As compensation for its sales, marketing, installation, training and support services provided hereunder, Reseller shall be entitled to retain the percentage of such fees as set forth in Exhibit D attached hereto. For any such sales as to which nFront does not require prepayment, payment of nFront's portion of the initial access fee shall be due net fifteen (15) days from the date of Reseller's invoice to the Bank, subject to credit approval, payable to nFront at its principal place of business. Payment


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of nFront's portion of any processing fees shall be paid within ten (10) days following the end of each calendar month. A late payment charge equal to one and one-half percent (1 1/2%) of the unpaid amount for each succeeding thirty (30) day period or portion thereof in which fees remain unpaid.

4.2 Force Majeure. nFront shall not be liable for loss or damage due to interruption of service or access to the nHome System resulting from any cause beyond its reasonable control, including, but not limited to, Internet systems or network failure, capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof, acts of God, acts or omissions of Reseller, acts of civil or military authority, fires, strikes, facilities shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, facilities or materials from usual sources. IN NO EVENT SHALL NFRONT BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES DUE TO ANY SUCH CAUSE.

4.3 Price and System Changes. nFront shall have the right to change the nHome System without notice to Reseller, and shall have the right at any time to discontinue the sale of any version of the nHome System, to make changes in method of access or delivery, including interface procedures, and to add improvements, all without incurring any liability whatever, including any obligation to install or modify the same on the nHome System previously accessed by the Customer Base. nFront may change its prices to Reseller for the nHome System upon thirty (30) days' written notice to Reseller. Any contract between Reseller and a Bank which includes the nHome System executed prior to the date of any such notice with a scheduled delivery date after the effective date of such price increase shall be sold to Reseller at the revised price for the nHome System. Any nHome System scheduled for delivery to a Bank prior to the effective date of any such price increase but delayed due to the fault of nFront or for reasons beyond nFront's control shall be sold to Reseller at the price as in effect on the date Reseller ordered the nHome System. The price protection provisions contained in this Section 4.3 shall apply only to the initial access fees listed on Exhibit D attached hereto, and shall not apply to any increase in processing fees, which increase shall be effective as of the thirtieth day following written notice of such increase to Reseller.

4.4 Taxes and Other Fees. Reseller shall pay all license fees, sales, use, service use, occupation, personal property and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any federal, state or local government and any departments and subdivisions thereof, against any of the nHome System ordered by Reseller or under Reseller's direct or indirect control.

                                    ARTICLE V

                                   Warranties

5.1 nFront's Warranty. THE NHOME SYSTEM IS PROVIDED "AS-IS", "WHERE-IS". NFRONT SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE NHOME SYSTEM PROVIDED UNDER THIS AGREEMENT.

                                   ARTICLE VI

      Special Agreements Regarding Software and Other Intellectual Property

6.1 Limited License. In the performance of Reseller's obligations hereunder, it shall be necessary for Reseller to demonstrate the nHome System. Accordingly, subject to the terms and conditions contained herein, nFront hereby grants to Reseller, and Reseller hereby accepts from nFront, a non-exclusive license (the "License") of the Software solely for the purpose of demonstrating the nHome System in operation to potential Bank customers of Reseller.

6.2 Software Covenants. Reseller agrees to comply with each of the following requirements:

             (a) Reseller shall not copy, alter, modify, translate, decompile, disassemble, reverse engineer or otherwise attempt to derive source code, or create derivative works of the Software, or any part thereof, or knowingly


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allow others to do so, during or after the Term.

             (b) Except as otherwise specifically provided in this Agreement, Reseller shall not loan, rent, lease, give, sub-license, or otherwise transfer, nor communicate or otherwise disclose, the Software, including any part or any copy thereof, in whole or in part, to any person. Reseller agrees that except for copies of the Software provided to Reseller pursuant to Section 6.1 hereof, all such software provided to Reseller hereunder shall remain in its sealed package, as provided by nFront to Reseller, until delivered to a Bank customer of Reseller.

             (c) Except with respect to providing access to the nHome System to Bank customers as authorized and specifically provided in this Agreement, Reseller shall not electronically transfer the Software, or any part thereof, from one computer to another over a network, irrespective of how linked.

             (d) The Software, including all parts thereof, and any copies, in whole or in part, and any and all copyrights thereto, are and remain the property of nFront, irrespective of the ownership of the media on which such Software and any parts or copies thereof are contained.

             (e) Each copy of the Software sold to Banks shall include a license agreement, the form of which shall be as set forth in the Exhibit E, which license shall be incorporated into any Reseller license given to Banks, provided, however, that nFront shall approve in advance the form of any such license. In addition to the license to be provided to Banks upon delivery of access to the nHome System, Reseller shall include in each invoice for use with such software a statement specifically referring to such license agreement and stating that acceptance and/or any use constitutes an assent to all of the terms and conditions of such license agreement, as limited by terms and conditions included therein. To enable nFront to verify compliance herewith, Reseller shall provide nFront with any form agreements and invoices which Reseller plans to use in connection herewith at least thirty (30) days prior to such use.

             (f) Reseller acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the nHome System. Reseller agrees that it shall not export or re-export such Software in any form without nFront's consent, which consent shall, among other things be conditioned upon Reseller receiving the appropriate United States and foreign government licenses and approvals.

             (g) Reseller shall not, by any act or omission, impair or prejudice the copyright or any other right of whatever nature of nFront in and to the nHome System or any part thereof, and shall not deal with the same in any manner which may allow any third party to obtain any rights in the same which are inconsistent or which conflict with the rights of nFront.

6.3 Notices; Markings; Trademarks; Tradenames. Reseller agrees to comply with the following:

             (a) Reseller shall not delete any trademarks, tradename or copyright notice present in, on or displayed by the nHome System, or any part thereof.

             (b) Reseller shall not add to any notice present in, on or displayed by the nHome System its own copyright, trademark or other proprietary notices unless such notices have been previously approved in writing by nFront.

             (c) Except as already present in, on or displayed by the nHome System software and/or accompanying packaging or Documentation provided by nFront, Reseller shall not use any trademarks and/or tradenames of nFront without prior written approval of nFront.

6.4 Documentation. Each nHome System sold by Reseller to a Bank shall include one (1) set of accompanying Documentation. Reseller shall only distribute complete and separate copies of the Documentation to Banks and shall not reproduce, in whole or in part, or transfer in any manner to a third party other than a Bank, such Documentation. Any and all copyrights to such Documentation are and shall remain the property of nFront.



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                                   ARTICLE VII

                       Confidentiality and Non-Disclosure

7.1          Reseller Obligations.

         (a) Reseller recognizes, acknowledges and agrees that during the Term, nFront may furnish to Reseller certain technical and commercial information, including but not limited to, designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("nFront's Confidential Information") which is the confidential, proprietary property of nFront. Reseller recognizes, acknowledges and agrees that nFront's Confidential Information was not previously known to the Reseller and is to be maintained in secrecy and confidence by Reseller and Reseller's employees, agents or representatives to whom Reseller discloses any of nFront's Confidential Information. Reseller agrees for itself and for each of its employees, agents or representatives to whom Reseller discloses any of nFront's Confidential Information that such information shall be used only in accordance with the terms, covenants, conditions and limitations of this Agreement, and not for the benefit of or for, directly or indirectly, Reseller or any of its employees, agents or representatives. Information made available to the general public by nFront and information obtained from third parties not associated with nFront shall not be considered to be nFront's Confidential Information, except for information received from third parties that Reseller knows or should have known was obtained illegally or in violation of this Agreement. In the event Reseller or a representative of Reseller is requested by law, order of court or any agency to disclose any of nFront's Confidential Information, Reseller shall give nFront prompt notice of such request so that nFront may seek an appropriate protective order. If, in the absence of a protective order, Reseller or a representative of Reseller is nonetheless compelled by law to disclose any of nFront's Confidential Information, Reseller or a representative of Reseller, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that Reseller gives nFront written notice of the information to be disclosed within twenty-four (24) hours after receipt of such order by Reseller and, upon nFront's request and at its expense, Reseller shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, the Reseller agrees to return promptly nFront's Confidential Information, including all copies thereof, to nFront, or to deliver all such information promptly to such party as may be designated by nFront. Reseller further agrees thereafter not to use or disclose nFront's Confidential Information in any manner whatsoever without the prior written approval of nFront unless and until such information shall lawfully become generally known in the public domain through no fault of the Reseller or breach by the Reseller of the covenants contained herein.

         (c) Reseller shall disclose nFront's Confidential Information to Banks only to the extent necessary to enable such customers to use the nHome System, and only after any such Bank executes an agreement in form and substance acceptable to nFront, acknowledging the confidential nature of such information and setting forth the appropriate treatment of such information.

7.2          nFront's Obligations.

         (a) nFront recognizes and agrees that, except as otherwise provided herein, certain business information provided by the Reseller to nFront, not related to nFront's ongoing business ("Reseller's Confidential Information"), is the proprietary property of Reseller, is not previously known to nFront and is to be maintained in secrecy and confidence, except as provided herein, and used only in accordance with the terms, covenants, conditions and limitations of this Agreement. Information made available to the general public and information obtained from third parties not associated with Reseller shall not be considered to be Reseller's Confidential Information, except for information received from third parties that nFront knows or has reason to know was obtained illegally or in violation of this Agreement. In the event nFront or a representative of nFront is requested by law, order of court or any agency to disclose any of Reseller's Confidential Information, nFront shall give Reseller prompt notice of such request so that Reseller may seek an appropriate protective order. If, in the absence of a protective order, nFront or a representative of nFront is nonetheless compelled by law to disclose any of Reseller's Confidential Information, nFront or a representative of nFront, as the case may be, may disclose such information in such proceeding without liability



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hereunder; provided, however, that nFront gives Reseller written notice of the information to be disclosed within twenty-four (24) hours after receipt of such order by nFront and, upon Reseller's request and at its expense, nFront shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, nFront agrees to return promptly Reseller's Confidential Information, including all copies thereof, to Reseller or to deliver all such information promptly to such party as may be designated by Reseller. nFront further agrees thereafter not to use or disclose Reseller's Confidential Information in any manner whatsoever without the prior written approval of Reseller unless and until such information shall lawfully become generally known in the public domain through no fault of nFront or breach by nFront of the covenants contained herein.

                                  ARTICLE VIII

                              Term and Termination

8.1 Term. This Agreement shall commence as of the date hereof and shall remain in effect (unless sooner terminated pursuant to Section 8.2 hereof) for five (5) years (the "Term"). It shall be renewed automatically without interruption for successive five-year terms, unless, not less than sixty (60) days before the end of any Term, either nFront or Reseller notifies the other party in writing of its election (at its sole option, for any reason or for no reason) not to renew. Any such renewal periods shall be considered an extension of and part of the Term.

8.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated either (i) by mutual agreement of the parties hereto; (ii) by either party at any time if the other party has materially breached any of the provisions hereof and, if the breach is curable, has failed to cure such alleged breach within thirty (30) days after written notice thereof in the case of failure to pay when due amounts owing to such party, and within sixty (60) days in case of all other alleged curable breaches; (iii) by either party immediately and without the giving of notice, in the event that either party shall become insolvent, or shall ask its creditors for a moratorium, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as a bankrupt pursuant to an involuntary petition, or shall suffer appointment of a temporary or permanent receiver, trustee, or custodian for all or a substantial part of its assets which shall not be discharged within thirty (30) days; and
(iv) by Reseller if, in the exercise of its reasonable discretion, it determines that the nHome System is not being maintained by nFront in accordance with industry standards for Internet home banking systems and, after due notice to nFront of such deficiencies, nFront has not cured, or commenced to cure, such deficiencies within a reasonable period after the giving of such notice. In the event either party materially breaches any of the provisions hereof, and such breach is not curable, this Agreement shall be immediately terminable by the non-breaching party. Without limiting the foregoing, any violation of Articles VI and VII hereof shall constitute a noncurable breach and if either party commits such a breach, this Agreement shall be terminable immediately by the non-breaching party.

8.3          Effect of Termination.

         (a) Any termination of this Agreement shall not release Reseller from paying any amount which may then be owing to nFront. In the event of any termination of this Agreement, all obligations owed by Reseller to nFront shall become immediately due and payable on the effective date of termination whether otherwise then due or not (without presentation, demand, protest or notice of any kind, all of which are hereby waived by Reseller); and nFront may offset and deduct from any or all amounts owed to Reseller, if any, any or all amounts owed by Reseller to nFront, rendering to Reseller the excess, if any.

         (b) In the event of termination of this Agreement by either party or automatically as provided herein, nFront shall be automatically relieved from any obligation to provide further access to Reseller's Customer Base. nFront shall have no obligation to provide or liability to Reseller or its Customer Base as of the date of termination in connection with any such termination to provide further access to Reseller's Customer Base. If nFront continues to provide access to all or any part of Reseller's Customer Base after termination of this Agreement, such continuation shall not be construed as a renewal of this Agreement for any further term nor as a waiver of such termination.



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         (c) Upon termination of this Agreement, Reseller shall return to
nFront, promptly and without charge to nFront, all Documentation, price lists, maintenance and policy manuals, sales aids and other publications of nFront relating to the nHome System which Reseller has on hand. Reseller shall thereupon immediately cease using any trademarks, tradenames, service marks or other identifying marks on any of its materials.

         (e) Reseller shall be solely responsible for all commitments incurred or assumed by it during the Term or thereafter, and nFront shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by nFront or any of its employees or representatives unless nFront has expressly agreed in writing to assume the responsibility.

                                   ARTICLE IX

                          Indemnification; Other Relief

9.1 Indemnification by Reseller. Reseller shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of Reseller's use or misuse of the nHome System or any part thereof by Reseller or any Bank included in the Customer Base, any misrepresentations made by Reseller with respect to the nHome System or a breach of any of the provisions of this Agreement, provided, however, that in respect of any Claims hereunder against Reseller that arise out of or result from any alleged use or misuse of the nHome System or any part thereof by Reseller or any Bank included in the Customer Base or any alleged misrepresentation made by Reseller with respect to the nHome System, Reseller shall be notified promptly of such Claim in writing and shall be given authority, control and full and proper information and assistance in the defense and settlement of such Claim. Notwithstanding the foregoing, Reseller shall not have the authority to settle or compromise any Claim in a manner that indicates that nFront contributed to or was responsible for the cause of any such Claim unless nFront consents in writing to such settlement.

9.2          Indemnification by nFront. Subject to the limitations set forth in
Section 9.5 hereof, nFront shall indemnify, defend and hold harmless Reseller, its officers, directors, shareholders, employees, agents and affiliates from and against any claim, suit or proceeding based upon an allegation that the nHome System (or any portion thereof) infringe upon or misappropriate any copyright, patent, trademark or trade secret of any third party, provided that nFront is notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. If the nHome System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall either:

         (a) procure the right for Reseller to continue to use the nHome System under this Agreement; or

         (b) replace or modify the nHome System with a version of the nHome System that is not so infringing and that satisfies this provision of this Agreement.

9.3 Arbitration. The parties to this Agreement agree that any controversies or claims arising out of or relating to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrator in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia, and the expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by Reseller, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by Reseller and nFront.

9.4 Injunctive Relief. Notwithstanding the provisions of Section 9.3 hereof, the parties acknowledge and agree that any breach of the provisions of Articles VI or VII of this Agreement shall result in irreparable harm to nFront for which no adequate remedy at law exists. Accordingly, upon any such breach, nFront shall be entitled to injunctive or other appropriate extraordinary relief, such relief being in addition to, and not in lieu of, any other rights and remedies, including the award of damages, available at law or in equity. Reseller acknowledges and agrees that no serious harm to it shall result from the entry of any such equitable relief against it, and therefore any bond required of nFront in connection with such relief shall be set in an amount not in excess of One Thousand Dollars ($1,000.00). Any violation of the restraints set forth herein shall automatically extend the period of such restraints for the amount of time such violation continues, provided nFront seeks enforcement promptly after discovery of such violation. nFront shall not be required to prove money damages to enforce any provision of this Agreement.

9.5 LIMITATION OF LIABILITY. IN NO EVENT SHALL NFRONT BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE NHOME SYSTEM OR NON-DELIVERY OF NHOME SYSTEM EVEN IF NFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE MAXIMUM LIABILITY SET FORTH IN THIS PARAGRAPH, IN NO EVENT SHALL NFRONT'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT PAID TO NFRONT BY RESELLER UNDER THIS AGREEMENT WITHIN THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF SUCH CLAIM. IN NO EVENT SHALL NFRONT'S MAXIMUM, CUMULATIVE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT EXCEED $25,000 OR ALL AMOUNTS PAID BY RESELLER TO NFRONT HEREUNDER, WHICHEVER IS LESS. NO CLAIM MAY BE BROUGHT BY RESELLER UNDER THIS AGREEMENT MORE THAN TWO (2) YEARS AFTER ACCRUAL OF SUCH CLAIM.

                                    ARTICLE X

                            Miscellaneous Provisions

10.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.2 Entire Agreement. This Agreement, the exhibits and schedules hereto constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and are intended to supersede all prior understandings, whether written or oral, between the parties with respect thereto.

10.3 No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any Bank or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

10.4 Amendment; Binding Effect; Assignment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, executors and administrators. Reseller may not assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without the prior written consent of nFront, which shall not be unreasonably withheld, and any such attempted assignment shall be void.

10.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict-of-laws principles thereof.

10.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

10.7 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

10.8 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses indicated above.

10.9 Survival. The provisions of Articles V, VI, VII, VIII, IX, X and XI shall survive any termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                    NFRONT, INC.

                                                    By: /s/ Tripp Rackley
                                                       ------------------------
                                                    Its: President
                                                    Date: 7/22/97


                                                    RESELLER

                                                    By: /s/ Steve Anderson
                                                       ------------------------
                                                    Its: Sec/Treas
                                                    Date: 7/22/97

                         ADDENDUM TO MARKETING AGREEMENT


11.1 Back-up System. (a) Within a reasonable period after execution of this Agreement, nFront shall deliver to Reseller, the nHome System on appropriate media, which Reseller shall store in a secure location (the "Back-up System"). During the Term and until the Password Release Date, nFront shall update the Back-up System no less frequently than twice annually. Concurrently with the execution of this Agreement, nFront and Reseller shall enter into a Password Escrow Agreement in respect of the Back-up System in the form attached hereto as Exhibit F. If, pursuant to such agreement the Password (as defined in such agreement) is released to Reseller (the "Password Release Date"), Reseller may use the Password solely to continue to provide services to its Customer Base as in effect as of the Password Release Date for a period ending on the earlier of (i) the date that Reseller secures the services of an alternate provider of Internet home banking services or (ii) three (3) years from the date of such release (the "Password Termination Date"). On the Password Termination Date, Reseller shall deliver to nFront (or its successor-in-interest to the Password and Back-up System) the nHome System and all copies thereof then in Reseller's custody or control. Reseller's obligations under Articles VI and VII of the Agreement shall apply to the Back-up System.

         (b) Prior to the Password Release Date, Reseller shall not access, or attempt to access, the Back-up System. If, prior to the Password Release Date, Reseller breaches the provisions of this Section 11.1(b), in addition to any other remedies than nFront may have in law or in equity, nFront may, without notice to Reseller, terminate this Agreement forthwith.

         (c) Reseller shall pay all costs and expenses associated with the generation, maintenance and storage of the Back-up System.

         (d) Upon the Password Release Date, nFront shall be available to assist the Reseller to implement the System in accordance with a project plan and cost structure to be mutually agreed upon by the parties.

                                    EXHIBIT A


Referred to the first column of Exhibit D

                                    EXHIBIT B

                                    EXHIBIT C

                                    EXHIBIT D

                                                                                                Price         Royalty(1)
                                                                                             Asset Based(2)      50%
                                                                                             -----------      --------
1)       NHOME SYSTEM
         a)       Products and Services
                  i)       Five Secure Product Applications (Select from the following)
                           (1)      Checking
                           (2)      Savings
                           (3)      CD
                           (4)      Mortgage
                           (5)      Consumer Loan
                           (6)      Overdraft Protection
                           (7)      Equity Line
                  ii)      Additional Secure Applications
                           (1)      Quiz
                           (2)      Survey
                           (3)      Guest Book
                           (4)      Bill Payment
                  iii)     Secure Database Retrieval
         b)       Hot Product Link
         c)       Online Banking
                  i)       View Account Balances and Histories
                  ii)      Checking
                  iii)     Savings
                  iv)      CDs/IRA
                  v)       Loans
                  vi)      Transfer Between Checking and Savings Account
         d)       Online Banking Demo
         e)       Frequently Asked Questions
         f)       Marketing Section
         g)       What's New
         h)       Bank Information
         i)       Interactive Calculators
                  i)       Loans (Payment and total Interest)
                  ii)      Maximum Loan (Payment and total Interest)
                  iii)     College Planning (Excess or deficiency, plus savings tips)
                  iv)      Mortgage (Calculates principal and interest mortgages)
                  v)       Retirement (Future value calculations)
         j)       Contact Us
         k)       Search Engine
         l)       Email
         m)       Bill Payment Interface
         n)       Administrative Site
         o)       Featured Banks Spotlight

2)       SYSTEM SUPPORT (MONTHLY)                                                            $[+++]            0%

3)       CUSTOMER FEES
         a)       Bill Payment Customer Set-up (per customer)                                $[+++]            0%
         b)       On-line Banking Customer Set-up (per customer)                             $[+++]           50%
         c)       Application (per application)                                              $[+++]           50%

4)       CUSTOMER SERVICE FEES ($0.00 MONTHLY MINIMUM)
         a)       Online Banking Customer Maintenance                                        $[+++]           50%
         b)       Bill Payment Maintenance (up to 20, thereafter .32 cents)                  $[+++]            0%

5)       NHOME OPTIONS
         a)       nForm (10 Frames)                                                          $[++++]          25%
         b)       Site Map Construction                                                      $[++++]          25%
         c)       Management Reporting                                                       $[++++]          25%
         d)       Bank Specific Branding (Annually)                                          $[++++]          25%
         e)       Web TV Site                                                                Quote            25%
         f)       Telephone Bill Statement                                                   Quote             0%

1) The royalty percentage is based upon the actual sales dollars contracted by Reseller to Customer. Example: If Reseller charges $[++++] for initial setup then nFront would receive $[++++] and Reseller would receive $[++++]. The prices listed in Exhibit 4 are nFront's minimum price level. All contracted sales dollars, on any 0% royalty items, above nFront's minimum price will be due to Reseller in its entirety.

2)       Asset Pricing


        ASSET SIZE (IN MILLIONS)      NHOME LICENSE       SPARAK INTERFACE      TOTAL PRICE
        -----------------------       -------------       ----------------      -----------
                0-20                    $[++++]                $[++++]            $[++++]
                21-50                   $[++++]                $[++++]            $[++++]
                51-100                  $[++++]                $[++++]            $[++++]
                101+                    $[++++]                $[++++]            $[++++]

                           ADDENDUM TO PRICE AGREEMENT


1. In addition to the items described in Exhibit D, Microsoft Money and Quicken will be added at no extra charge for a period not to exceed January 1, 1998. Thereafter, one of the following fee schedules will be implemented:

         a)   Purchase each module separately for a one-time fee and pay an annual maintenance.
              Microsoft Money (one time fee)                                                             $[++++]
              Quicken (one time fee)                                                                     $[++++]
              Annual Maintenance                                                                         $[++++]*


         b)   Purchase each module separately as a monthly fee.
              Microsoft Money                                                                            $[++++]/mo.*
              Quicken                                                                                    $[++++]/mo.*


         *These fees will apply for the duration of the contract period.

                                    EXHIBIT E




                        LICENSE AND MAINTENANCE AGREEMENT

                                     BETWEEN

                                  NFRONT, INC.

                                   ("VENDOR")

                              A GEORGIA CORPORATION

                   HAVING ITS PRINCIPAL PLACE OF BUSINESS AT:

                       1551 JENNINGS MILL ROAD, SUITE 800A

                              BOGART, GEORGIA 30622

                                       AND

                                     SPARAK

                                   ("VENDOR")

                           A NORTH DAKOTA CORPORATION

                   HAVING ITS PRINCIPAL PLACE OF BUSINESS AT:

                               1322 GATEWAY DRIVE

                            FARGO, NORTH DAKOTA 58103

                                       AND

                                    BANK NAME

                                  ("CUSTOMER")

                   HAVING ITS PRINCIPAL PLACE OF BUSINESS AT:

                                  BANK ADDRESS

                              BANK CITY, STATE, ZIP

1.       AGREEMENT

         This agreement ("Agreement") provides for the grant of a non-exclusive license of Software ("Software") and the provision of Software maintenance services by Vendor to Customer.

2.       INITIAL TERM

         The initial term (the "Initial Term") of this Agreement shall begin upon signing (the "Effective Date"), and shall remain in effect, subject to the renewal provisions contained within Section 3 hereof, and subject to earlier termination as provided for in Section 13 or
         Section 15 hereof, for a period of five (5) years following the Effective Date.

3.       AUTOMATIC RENEWAL AND SUBSEQUENT TERM

         Upon expiration of the Initial Term, this Agreement shall be automatically extended for an indeterminate number of successive five
         (5) year periods (each a "Subsequent Term"), unless Customer notifies Vendor of its election not to renew at least ninety (90) days prior to the end of the Initial Term of any Subsequent Term.

4.       SOFTWARE RIGHTS

         This Agreement grants Customer non-exclusive license rights to Vendor Software. For all purposes of this Agreement, the term "Software" shall mean all those software products described in the Software Applications attached hereto as Exhibit 1 ("Software Applications"). Customer may, by addendum to this Agreement agreed to in writing by Vendor, or by separate written agreement with Vendor, license other software products provided by Vendor. Unless Customer otherwise notifies Vendor, all subsequently licensed and installed Software shall be automatically added to this Agreement.

5.       FEES, INSTALLATION CHARGES AND TAXES

         (a)      Fees

                  Customer has been granted hereunder a non-exclusive license for the Software for the duration of this Agreement. The initial and annual Software fees for this license are set forth in the Customer Software Fees attached hereto as Exhibit 2 ("Software Fees and Deliverables").

         (b)      Installation and Special Charges

                  Customer shall pay for Software installation, modification, and non-covered maintenance of Software at Vendor's then prevailing professional service fees. A list of Vendor's current prevailing professional service fees is attached hereto as Exhibit 3 ("Professional Service Fees"). Expenses for travel and all related expenses for Software installation, modification, and covered and non-covered maintenance shall be reimbursed by Customer to Vendor upon invoice.

         (c)      Taxes

                  Customer is additionally responsible for all applicable federal, state, or local taxes (exclusive of income taxes properly payable by Vendor) and other governmental fees or assessments incurred as a result of this License, use of the Software by Customer, and services provided by Vendor hereunder.

6.       PAYMENT

         (a)      Payment of Fees and charges hereunder will be due as follows:

                  (1) One hundred percent (100%) of the Initial Software Fees is due at the time Customer signs this Agreement.

                  (2) All other fees are billed monthly. All monthly minimum fees begin on the software acceptance date.

                  (3) Non-covered maintenance and travel and related charges are due upon invoice by Vendor.

         (b) In the event payment is not made as specified herein, or within thirty (30) days following invoice by Vendor, as applicable, Customer shall pay interest at the rate of one and one half percent (1.5%) per month (or the highest applicable legal rate, whichever is lower) on the outstanding overdue balance for each month or part thereof that such sum is overdue. Customer agrees to pay all costs of collection of overdue amounts, including reasonable attorneys' fees and court costs.

7.       SOFTWARE LICENSE

         (a) Vendor and/or its suppliers have designed, developed, and made available proprietary computer Software containing trade secrets of Vendor and/or its suppliers. Use of this Software is strictly governed by this Agreement. No title or ownership in the Software is transferred to Customer. Customer shall not copy or in any way duplicate the Software, except for reasonable backup procedures approved by Vendor. The Software may not be assigned, sublicensed, or otherwise transferred or used by Customer for the benefit of a third party.

         (b) Customer shall hold the Software, together with all materials and knowledge related thereto obtained by Customer, in confidence, and shall use reasonable controls to protect the confidential nature of the Software and such related materials and knowledge.

         (c) Customer agrees to execute any documents reasonably requested by Vendor with respect to the Software of any third party licensed or sublicensed by Vendor to Customer hereunder.

8.       BASIC MAINTENANCE PERIOD

         The Basic Maintenance Period commences on Monday and continues through Friday of each week (8:00 a.m. to 5:00 p.m. Customer Local Time), except on any day on which banking institutions in Athens, Georgia, are authorized by law or executive order to close ("Holidays").

9.       EXTENDED MAINTENANCE PERIOD (ONLY APPLICABLE TO IN-HOUSE CUSTOMERS)

         The Extended Maintenance Period (all Customer local times):

         Initial all that apply:

                                                                                          Surcharge
                                                                                          ---------
         ______         Monday through Friday*       8:00 a.m. to 8:00 p.m.                   4%
         ______         Monday through Friday*       8:00 a.m. to 12:00 midnight              8%
         ______         Monday through Friday*       24 hours starting 8:00 a.m.              16%
         ______         Saturday*                    8:00 a.m. to 5:00 p.m.                   9%
         ______         Saturday*                    8:00 a.m. to 8:00 p.m.                   10%
         ______         Saturday*                    8:00 a.m. to 12:00 midnight              12%
         ______         Saturday*                    24 hours starting 8:00 a.m.              14%
         ______         Sunday or Holiday            8:00 a.m. to 5:00 p.m.                   16%
         ______         Sunday or Holiday            8:00 a.m. to 8:00 p.m.                   19%
         ______         Sunday or Holiday            8:00 a.m. to 12:00 p.m.                  22%
         ______         Sunday or Holiday            24 hours starting 8:00 a.m.              27%
         *Except Holidays


10.      COVERED MAINTENANCE

         (a)      General

                  Vendor will provide the maintenance required to assure that the Software operates according to Vendor's standard specifications. Such maintenance will be performed during the Basic Maintenance Period, and, if Section 9 of this Agreement applies, during the time periods specified therein.

         (b)      Software Maintenance

                  Software Maintenance includes:

                  (i) New software releases of existing licensed products/modules
                  (ii)     Application updates
                  (iii)    Mandatory federal regulatory compliance
                  (iv)     Malfunction remedies ("Bug Fixes")
                  (v)      Documentation maintenance
                  (vi)     Remote diagnostics
                  (vii)    Service desk and dispatch
                  (viii)   Non-chargeable user error remedies

                  It is the policy of Vendor to provide improvements to the Software and to assist the Customer in its duty to comply with mandatory federal governmental regulations applicable to the data utilized in the Software. Vendor reserves the right to discontinue support of previous versions of Software one hundred eighty (180) days after the availability of a new release. Failure of the Customer to install Software releases or any other correction or improvement provided by Vendor shall relieve Vendor of responsibility for the improper operation or any malfunction of the Software as modified by any subsequent correction or improvement, but in no such event shall any fees paid (or to be paid) by Customer be returned to Customer, and Vendor shall be released thereafter from its obligation to support the Software as provided herein.

         (c)      Non-Covered Maintenance

                  Covered maintenance does not include the following: (i) maintenance outside the agreed Basic Maintenance Period unless and to the extent indicated in Section 9 of this agreement;
                  (ii) maintenance required by: (a) operator error or improper operation of the Software, (b) modifications or additions to Software performed by other than Vendor personnel or by their designees, (c) modifications or additions by Customer to equipment such that the Software requires modifications in order to operate according to Vendor documentation, (d) damage to Software by Customer's employees or third parties, (e) causes beyond the reasonable control of Vendor including, but not limited to, acts of God or public enemies, labor disputes, supplier or materials shortages, embargoes, rationing, acts of government authorities, utility or communication failures, epidemics, riots, strikes, or war, or (f) electrical disturbances, outages or brownouts; (iii) Vendor's requested involvement in determining or solving a problem on Software not covered by this Agreement; (iv) Software modification or customization requested by Customer.

11.      SOFTWARE ACCEPTANCE DATE

         The Software Acceptance Date shall be the date the Software is first used for daily operations by Customer.

12.      DISCLAIMER

         EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, VENDOR DISCLAIMS ALL WARRANTIES ON THE SOFTWARE AND SERVICES FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL VENDOR'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT PAID TO VENDOR UNDER THIS AGREEMENT DURING ANY PERIOD OF TWELVE (12) CONSECUTIVE MONTHS. VENDOR SHALL NOT BE LIABLE IN ANY EVENT FOR DAMAGES RESULTING FROM LOSS OF DATA, LOSS OF PROFITS, USE OF PRODUCT, OR FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF VENDOR'S LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE. ANY ACTION AGAINST VENDOR MUST BE BROUGHT WITHIN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES.

13.      TERMINATION

         Vendor may, at its option, terminate this Agreement upon notice to Customer if Customer fails to comply with any of the terms and conditions hereof, including, without limitation, payment terms, applicable to Customer. Upon notice of termination of this Agreement under this Section 13, or upon any other termination or expiration of this Agreement, Customer agrees to discontinue all use of the Software and return to Vendor all copies of the Software and related documentation in Customer's control or possession, together with a written certification that it has done so. No termination of this Agreement by Vendor shall constitute a waiver of any rights available to Vendor as a result of any breach of this Agreement by Customer.

14.      EXCUSABLE DELAYS

         Vendor shall not be liable for delays in delivery, failure to deliver, or otherwise to perform any obligation hereunder when such delay or failure arises beyond the reasonable control and without the fault or negligence of Vendor, including, without limitation, such causes as acts of God or public enemies, labor disputes, supplier or material shortages, embargoes, rationing, acts of local, state, or national governments or public agencies, utility or communication failures, fire, flood, epidemics, riots, strikes, or war. The time for performance of any obligation delayed by such events will be postponed for a period equal to the delay, unless Customer and Vendor agree to the contrary in writing.

15.      INTELLECTUAL PROPERTY RIGHTS.

         Vendor shall indemnify Customer from any and all damages and costs finally awarded for infringement of any valid United States patent, trademark, or copyright in any suit based upon the license by Vendor or the proper use by Customer of the Software hereunder, where Vendor is the infringer with respect thereto, and from reasonable expenses incurred in defense of such suit if Vendor does not undertake the defense thereof, provided that Vendor is promptly notified of any such suit, and, at its option, is given full and exclusive authority for the control and defense of the same and all negotiations for its settlement or compromise, and, further provided that this indemnity shall not extend to infringement resulting from: (i) Vendor's compliance with Customer's designs, processes, or formulas; (ii) a combination with or an addition to the Software of any software not supplied by Vendor hereunder; or, (iii) a modification of the Software by any person other than Vendor. If any claim has occurred, or in Vendor's opinion is likely to occur, Customer shall permit Vendor, at Vendor's option and expense, either to procure for Customer the right to continue using the Software or to replace or modify the same so that it becomes non-infringing. If neither of the foregoing alternatives is acceptable to Vendor, Customer shall return the Software on written request by Vendor and this Agreement shall terminate with no continuing obligation or liability of Vendor to Customer. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF VENDOR FOR INFRINGEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESSED OR IMPLIED, IN REGARD THERETO.

16.      NOTICES

         Whenever any party hereto desires or is required to give any notice, demand, consent, approval, satisfaction, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service (which shall include delivery by delivery service, over-night delivery service, telecopy, or telefax) or mailed, by United States certified mail, postage prepaid, and addressed as follows:



         If to nFront:        nFront, Inc.
                              1551 Jennings Mill Road, Suite 800A
                              Bogart, Georgia 30622
                              Attn.:  President
                              Facsimile: (706) 369-8611


         If to Sparak:        Sparak
                              1322 Gateway Drive
                              Fargo, North Dakota 58103
                              Attn.:  President
                              Facsimile: (701) 293-9654


         If to Customer:      Customer's Address as specified on the signature
                              page hereof
                              Facsimile: (xxx) xxx-xxxx

         Such communications, when personally delivered, shall be effective upon receipt, but, if sent by certified mail in the manner set forth above, shall be effective three (3) business days following deposit in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in accordance with the requirements of this section.

17.      MISCELLANEOUS

         Except as otherwise provided herein, this Agreement, including any attachments hereto, constitutes the entire agreement between Customer and Vendor, and there are no other agreements, representations, or warranties, expressed or implied, written or oral. The validity, enforcement, interpretation, and construction of this Agreement shall be determined in accordance with the laws of the State of Georgia. Each party consents to the exclusive personal jurisdiction and venue of the state and federal courts with jurisdiction in Fulton County, Georgia for a resolution of all disputes arising hereunder. If any provision of this Agreement shall, for any reason, be held unenforceable in any respect, such unenforceability shall not affect any other provision hereof, and this Agreement shall be construed to limit the application of such unenforceable provision to the minimum extent necessary to render the same enforceable, and, if such a limiting construction is not possible, such unenforceable provision shall be deleted as if never contained herein. Special provisions to this Agreement, if any, shall be attached as exhibits or addenda hereto, and shall be binding only when executed or initiated by authorized representatives of Customer and Vendor. Any such special provisions shall control any conflict with the provisions hereof Customer may not assign its rights hereunder or delegate its duties hereunder, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Vendor, which consent may be withheld in the sole discretion of Vendor. The headings and sub-headings used in this Agreement are for convenience only and do not limit or amplify the terms hereof. The authorization, following the execution of this Agreement, of additional workstations or items of software shall be deemed an amendment to this Agreement binding upon the parties during the entire term hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below. This Agreement shall be effective, following execution by Customer, upon acceptance by Vendor at its principal place of business indicated herein.

                                             ACCEPTED:

Customer:                                    VENDOR:


---------------------------                  --------------------------------
Signature                                    Signature


---------------------------                  --------------------------------
Name                                         Name


---------------------------                  --------------------------------
Title                                        Title


---------------------------                  --------------------------------
Date                                         Date


BILLING ADDRESS:

                                    EXHIBIT F

                            PASSWORD ESCROW AGREEMENT

         THIS PASSWORD ESCROW AGREEMENT, made and entered into this 22nd day of July, 1997, by and among nFront, Inc., (hereinafter "Licensor"), a Georgia corporation with principal offices at 1551 Jennings Mill Road, Suite 800A, Bogart, Georgia 30622, Sparak (hereinafter "Licensee"), a North Dakota corporation with principal offices at 1322 Gateway Drive, Fargo, North Dakota 58103 and _____________________ (hereinafter "Escrow Agent"), a Georgia trust company with principal offices at _______________.

                              W I T N E S S E T H:

         WHEREAS, Licensor and Licensee entered into that certain Marketing Agreement of even date herewith (the "Marketing Agreement"), pursuant to which Licensor has agreed to provide to Licensee the Back-up System (as defined in the Marketing Agreement); and

         WHEREAS, the Marketing Agreement provides for the delivery by Licensor to License of the Password (as hereinafter defined) for the Back-up System under certain circumstances.

         NOW, THEREFORE, in consideration of the premises, as well as the obligations herein made and undertaken. the parties hereto do hereby covenant and agree as follows:

                                   SECTION I.

                                   DEFINITIONS

         For the purposes of this Agreement, in addition to definitions set forth elsewhere in this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms immediately preceding each definition.

         1.1 "AGREEMENT." This Password Escrow Agreement, including any exhibits, addenda, amendments, and modifications hereto.

         1.2 "PASSWORD." A series of letter, numbers or symbols which, will grant Licensee access to the Back-up System.

                                   SECTION II.

                   REPRESENTATIONS AND WARRANTIES OF LICENSOR

         2.1 OWNERSHIP OF PASSWORD. Licensor warrants and represents to Licensee that it is the owner of and holder of all rights in the Password and that the Password embodies highly valuable trade secret information, and that Licensor has and will have the right to grant to Licensee the right to the Password pursuant to the Marketing Agreement and to deposit the Password with Escrow Agent pursuant to the terms hereof.

         2.2 BACK-UP SYSTEM CORRESPOND WITH PASSWORD. Licensor warrants and represents to Licensee that the Password to be deposited with Escrow Agent will provide Access to the Back-up System.

                                  SECTION III.

                    PURPOSE OF AGREEMENT; DEPOSIT OF PASSWORD

         3.1 DEPOSIT OF PASSWORD. The deposit of the Password and the release thereof to Licensee pursuant to the Marketing Agreement is intended to provide assurance to Licensee of access and right of use of the Back-up

System in the event of the occurrence of certain events as set forth in Section
5.

                                   SECTION IV.

                                TITLE TO PASSWORD

         4.1 Title to the Password shall remain in Licensor, but title to the copy thereof to be deposited in escrow hereunder shall, in the event the Password shall be delivered to Licensee pursuant hereto, pass to and vest in Licensee. Notwithstanding its ownership of a copy of the Password in such event, Licensee shall remain subject to the terms of the license granted pursuant to the License Agreement with respect to the use thereof.

                                   SECTION V.

                         RELEASE OF PASSWORD TO LICENSEE

         5.1 RELEASE OF PASSWORD. The copy of the Password to be deposited in escrow pursuant to this Agreement shall be released to Licensee only in accordance with the terms of this Agreement.

         5.2 Licensee shall be entitled to the Password under the Marketing Agreement and under this Agreement should any of the following events occur: (a) Licensee shall reasonably believe that the Licensor shall have become insolvent;
(b) Licensor shall invoke as a debtor any law relating to relief of debtors' or creditors' rights, or have any such law invoked against it; (c) Licensor shall have become involved in any liquidation or termination of business; (d) Licensor shall be adjudicated as bankrupt; (e) Licensor shall be involved in any assignment for the benefit of its creditors; or (f) if (i) more than fifty percent (50%) of the equity or (ii) all of substantially all of the assets, of Licensor shall have been acquired by an entity that conducts, either directly or through a subsidiary or affiliated entity, a business that provides core processing services for banks and other financial institutions that is substantially similar to the business of Licensee as conducted on the date hereof. In any such event, Licensee may thereupon so notify Escrow Agent in writing and provide evidence of the same. Escrow Agent shall in such event promptly release and deliver the Password to Licensee pursuant to the terms hereof.

         5.3 Right to unrestricted possession of the Password shall vest in Licensee immediately upon a cause of release from escrow, and Licensee may use the Password as specified in the Marketing Agreement.

                                   SECTION VI.

                                    DISPUTES

         6.1 If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving the dispute through direct negotiation, the parties shall attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA") in Atlanta, Georgia. If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within days after the unsuccessful mediation or, in the absence of such selection, to final and binding arbitration by a sole arbitrator under the AAA Arbitration Rules ("Rules") in effect on the date of this Agreement. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement or award exemplary or punitive damages or attorney's fees. The arbitrator shall be knowledgeable in the law and technology aspects of the Agreement and shall apply the substantive (not the conflicts) law of the state specified in Section
13.4 of this Agreement. Judgment upon the award rendered in the arbitration shall be made within four (4) months of the appointment of the arbitrator and may be entered in any court having jurisdiction thereof. Defenses based on the passage of time are suspended upon submitting the dispute to the mediator or the arbitrator and during the mediation or the arbitration. The time period during the mediation or arbitration shall be disregarded in calculating such defenses. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights during mediation or arbitration. A request by a party to a court for the injunctive relief shall not be deemed a waiver of the obligation to mediate or arbitrate. Each party shall bear its own expenses and an equal share of the expenses of the mediator and arbitrator and the fees of the AAA. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of the mediation and arbitration in confidence.

                                  SECTION VII.

                              FEES OF ESCROW AGENT

         7.1 Licensee shall pay to Escrow Agent, annually in advance during the terms hereof, the fees of the Escrow Agent at the rate prescribed on the attached Exhibit A for its performance of services hereunder.

                                  SECTION VIII.

                    LIMITATION ON OBLIGATION OF ESCROW AGENT

         8.1 Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or otherwise provided hereunder, and it shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purporting to be executing the same have been duly undertaken.

                                   SECTION IX.

                   RELEASE AND INDEMNIFICATION OF ESCROW AGENT

       9.1 Licensor and Licensee, severally, hereby do release Escrow Agent from any and all liability for losses, damages, and expenses (including attorney fees) that may be incurred on account of any action by Escrow Agent in good faith pursuant to this Agreement, and such parties do hereby severally indemnify Escrow Agent and undertake to hold harmless Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from such performance by Escrow Agent under this Agreement. The obligations of this
Section 9 shall survive the termination of this Agreement for any reason.

                                   SECTION X.

                       CONFIDENTIALITY AND USE OF PASSWORD

         10.1     CONFIDENTIALITY UNDERTAKING. The Password released to
Licensee pursuant to this Agreement shall be used by Licensee solely for the purposes permitted by the Marketing Agreement. Licensee shall treat and preserve the Password as a trade secret of Licensor in accordance with the same practices employed by Licensee to safeguard its own trade secrets against unauthorized use and disclosure, and in accordance with Article VII of the Marketing Agreement.

         10.2 SURVIVAL OF OBLIGATIONS. The obligations of this Section 10 shall survive the termination of this Agreement for any reason and shall continue for as long as the Password continues to embody trade secrets of Licensor.

                                   SECTION XI.

                          INDEPENDENT CONTRACTOR STATUS

         11.1 The parties are and shall be independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto. No party shall have the authority to enter into agreements of any kind on behalf of the other parties in any manner.

                                  SECTION XII.

                                TERM OF AGREEMENT

         12.1 The term of this Agreement shall commence on the effective date hereof and shall continue until the Password shall be transferred to Licensee pursuant to the terms hereof, or, if such transfer shall not have so occurred, the Agreement shall terminate and the Password shall be returned to Licensor upon expiration or termination of the Marketing Agreement.

                                  SECTION XIII.

                                  MISCELLANEOUS

         13.1 COMPLIANCE WITH LAWS. The parties hereto agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of obligations under this Agreement.

         13.2 NO UNDISCLOSED AGENCY; NO ASSIGNMENT. Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         13.3 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be addressed to the respective party at the address noted above, unless by such notice a different address shall have been designated.

         13.4 GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Georgia.

         13.5 NO WAIVER. No party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party (parties) of any of the provisions of this Agreement. Further, the waiver by any party of a particular breach of this Agreement by any other party shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

         13.6 FORCE MAJEURE. No party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond such party's control, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements.

         13.7 PARTIAL INVALIDITY. If any part, term, or provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

         13.8 COMPLETE STATEMENT OF AGREEMENT. Each of the parties hereto acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive state of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating hereto.

         13.9 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         13.10 RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign its duties and obligations hereunder by giving not less than sixty (60) days' prior written notice thereof to Licensor and Licensee at their respective addresses as set forth hereinabove or such other address as Licensor or Licensee may provide in writing to the Escrow Agent.

         13.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

                                   "LICENSOR"

                                   NFRONT, INC.


                                   By:      /s/ Tripp Rackley
                                      ----------------------------------------


                                   "LICENSEE"


                                   By:      /s/ Steve Anderson
                                      ----------------------------------------


                                   "ESCROW AGENT"


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                     NFRONT
                       UNIVERSAL NON-DISCLOSURE AGREEMENT


THIS UNIVERSAL NON-DISCLOSURE AGREEMENT (the "Agreement"), is made June 30, 1997, by and between nFRONT, with offices at 1551 Jennings Mill Road, Suite 800A, Bogart, Georgia 30622 ("nFront"), and Steve Anderson, of Sparak Financial Systems, Inc. (the "Counterparty").

                                   WITNESSETH:

This Agreement is made and entered into under the following circumstances:

         (i) nFront and Counterparty each desire to exchange certain documentation, trade secrets, and other information which may, in whole or in part, constitute proprietary and confidential information of the disclosing party for the purpose of exploring mutual future potential business relationships.

         (ii) Each party hereto is willing to disclose its respective proprietary and confidential information to the other only upon receipt of the assurances contained within this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

(1)      Definitions.
         For all purposes of this Agreement, the following terms shall have the meanings assigned to them in this section 1:

         (a) Owner - shall mean and include the party hereto, and any affiliate thereof, disclosing Proprietary information to the Recipients.

         (b) Recipients - shall mean and include the party hereto, and any affiliate thereof, disclosing Proprietary information from an Owner.

         (c) Proprietary Information - shall mean and include all information, whether written or oral, and whether in the form of documentation, correspondence, memoranda, reports, notes computer retained information, software, computer programs, technical and engineering specifications, source codes, customer and supplier lists, patents, copyrights, trade names, trade secrets, or otherwise (collectively, "Information"), disclosed by an Owner to a Recipient, together with all information derived, in whole or in part, by any person or entity from any information; provided, however, that Information shall not be deemed to be Proprietary information hereunder to the extent, and only to the extent, that such
                  Information:

                  (i) is within the public domain prior to the time of disclosure by an Owner to a Recipient, or thereafter comes within the public domain other than as a result of unpermitted disclosure by a Recipient; or,

                  (ii) was, prior to the date of disclosure to a Recipient, in the lawful possession of such Recipient; or,

                  (iii) is independently acquired by a Recipient from a third person or entity not under an obligation of confidentiality to an Owner.

(2)      Non-Disclosure and Non-Use of Proprietary Information.
         Each Recipient shall, at all times, keep strictly confidential, and shall not disclose or permit the disclosure to any third person or entity, of any or all Proprietary Information received from an Owner, and shall not, in any manner or at any time, use or permit the use of any such Proprietary Information, for the benefit of itself or others except: (i) as contemplated in this Agreement; or,
         (ii) upon the prior written consent of the Owner given in each specific instance. Each party hereto shall cause its officers, employees, and agents (collectively, "Employees") who may gain access to any Proprietary Information of an Owner in connection with this Agreement, prior to any disclosure to any such Employee, to execute and deliver to the Owner a Confidentiality Statement in the form attached hereto as
         Exhibit 1.

(3)      Return of Proprietary Information.
         Upon termination of this Agreement, each party hereto shall return or cause to be returned to each Owner, respectively, all Proprietary Information in tangible form received by it or any affiliate thereof from such Owner, together with all copies thereof.

(4)      Termination.
         This agreement shall terminate twenty-four (24) months from the date hereof, unless extended by mutual written agreement of the parties. Termination of this Agreement shall not release either party of any of its respective obligations hereunder.

(5)      Specific Performance.
         Each party hereto specifically acknowledges that the Proprietary Information to be received hereunder is proprietary, unique, and confidential information, and that a violation of the covenants contained in section 2 or section 3 of this Agreement will cause continuing and irreparable harm to a respective Owner thereof. Therefore, each party hereto, and any Owner or other person or entity with rights to enforce the restriction contained within such section 2 or section 3 shall, in addition to any other rights or remedies available to it, at law or in equity, have the right to apply to a court of competent jurisdiction for an injunction to restrain the violation or continuing violation of such covenants.

(6)      No Proprietary Rights.
         Nothing contained in this Agreement shall be construed as granting or conferring any rights, by license or otherwise, expressly, or by implication, for any invention, discovery, or improvement made, conceived, or acquired prior to or following the date of this Agreement.

(7)      Severability.
         If any provision of this Agreement is deemed invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable provision shall be deemed severed from this Agreement without affecting the validity of any other term or provision hereof.

(8)      Assignment; Third Party Beneficiaries.
         Each party hereto may assign its rights hereunder (but not delegate its duties hereunder), only upon the assignment by such party of all of its rights in the corresponding Proprietary Information to the same assignee. Each Owner shall be deemed to be a third party beneficiary of this Agreement, entitled to enforce the provisions hereof, to the extent of its ownership of any Proprietary Information.

(9)      Governing law; Jurisdiction.
         This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles of the conflicts of laws thereof. Each party hereby effect to the principles of the conflicts of law thereof. Each party hereby consents and agrees to the exclusive in personam jurisdiction and venue of the state and federal trial courts located in Oconee County, Georgia, for resolution of all disputes arising out of or in connection with the interpretation or enforcement of the Agreement.

(10)     Cost of Enforcement.
         In the event any party hereto initiates legal action (including both trial and appellate proceedings, at law in equity, or otherwise) to enforce its rights hereunder, the prevailing party in any such action shall recover from the nonprevailing party its reasonable litigational expenses (including, but not limited to, reasonable attorney's fees and court costs) of all such proceedings.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

Signed in the presence of:             nFRONT

                                       By:      /s/ Tripp Rackley
--------------------------------          ------------------------------------
                                       Its:     President
--------------------------------          ------------------------------------


Signed in the presence of:             SPARAK FINANCIAL SYSTEMS

                                       By:      /s/ Steve Anderson
--------------------------------          ------------------------------------
                                       Its:     Sec/Treas.
--------------------------------          ------------------------------------

                                    EXHIBIT 1

                            CONFIDENTIALITY STATEMENT



         This Confidentiality Statement is given in accordance with the requirements of a certain Universal Non-Disclosure Agreement, dated June 30, 1997 (the "Agreement"), by and between nFront and Steve Anderson. All capitalized terms used herein shall have the same meaning as are assigned thereto in the Agreement.

         The undersigned, an officer, employee, or agent of a Recipient, recognizes that the undersigned will, in connection with duties to be performed on behalf of the Recipient or others by the undersigned, be granted access to certain Proprietary Information of an Owner. In consideration of such Owner's release of such Proprietary Information to the undersigned's Recipient, the undersigned hereby recognizes, agrees, covenants, represents, and warrants to Owner that:

         (a) the undersigned will abide by all of the terms and provisions of the Agreement binding upon the Recipient, including, without limitation, those terms and provisions regarding the non-disclosure and non-use of Proprietary Information of the Owner, as if the undersigned were an additional party to the Agreement; and,

         (b) any Owner shall be entitled, as against the undersigned, to those rights and remedies, including, without limitation, injunctive relief, as are permitted to Owner against Recipient pursuant to section 5 of the Agreement for any breach of the Confidentiality Statement by the undersigned.

Signed in the presence of:

                                   /s/ Steve Anderson
--------------------------------  -----------------------------------------
                                  (Signature)

                                  Steve Anderson, Sparak Financial Systems
--------------------------------  -----------------------------------------

                                  Please Print Name
Name of Owner:

                                  Dated:  7/1/97
--------------------------------          ------------------------------------